As filed with the Securities and Exchange Commission on October 18, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Noah Education Holdings Ltd.

(Exact name of Registrant as specified in its charter)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10th Floor B Building

Futian Tian’an Hi-Tech Venture Park

Futian District, Shenzhen

Guangdong Province, People’s Republic of China

(86755) 8343-2800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Zhang, Esq. John A. Otoshi, Esq. Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place, Central Hong Kong (852) 2522-7886	Matthew Bersani, Esq. Shearman & Sterling LLP 12/F, Gloucester Tower The Landmark 15 Queen’s Road Central, Central Hong Kong (852) 2978-8000

Approximate date of commencement of proposed sale to the public:    as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-146267

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)		Amount of registration fee
Ordinary shares, par value US$ 0.00005 per share(2)(3)	US$	18,538,772	US$	570	(4)

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933 to account for the increase above the maximum aggregate offering price of US$140,000,000 previously registered under the registrant’s registration statement on Form F-1 (Registration No. 333-146267) (the “Prior Registration Statement”).
(2)	Includes ordinary shares that may be purchased by the underwriters to cover over-allotments, if any. Also includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These ordinary shares are not being registered for the purpose of sales outside the United States.
(3)	American depositary shares issuable upon deposit of the ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No.333-146283). Each American depositary share represents one ordinary share.
(4)	US$570 is paid pursuant to this registration statement. In connection with the Prior Registration Statement the registrant paid US$4,298.

This registration statement will become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933. The contents of the registration statement on Form F-1 (Registration No. 333-146267) initially filed by Noah Education Holdings Ltd. with the Securities and Exchange Commission (the “Commission”) on September 24, 2007, which was declared effective by the Commission on October 18, 2007, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on October 18, 2007.

NOAH EDUCATION HOLDINGS LTD.

By:	/s/ Dong Xu
Name:	Dong Xu
Title:	Chairman; Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dong Xu Name: Dong Xu	Chief Executive Officer (principal executive officer) and Chairman of Board	October 18, 2007

/s/ Trevor Choi Name: Trevor Choi	Chief Financial Officer (principal financial and accounting officer)	October 18, 2007

* Name: Benguo Tang	Director	October 18, 2007

* Name: Xiaotong Wang	Director	October 18, 2007

* Name: Xianquan Xiao	Director	October 18, 2007

* Name: Conrad Kwong Yue Tsang	Director	October 18, 2007

* Name: Xiao Chen	Director	October 18, 2007

* Name: Guangnan Ni	Director	October 18, 2007

* Name: Donald J. Puglisi Title: Managing Director Puglisi & Associates	Authorized U.S. Representative	October 18, 2007

*By	/s/ Trevor Choi
Name: Trevor Choi Attorney-in-fact

NOAH EDUCATION HOLDINGS LTD.

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered.

23.1	Consent of Deloitte Touche Tohmatsu, an Independent Registered Public Accounting Firm.

23.2	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Noah Education Holdings Ltd. (Registration No. 333-146267) initially filed with the Securities and Exchange Commission on September 24, 2007).